EXHIBIT 12


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
       COMPUTATION OF TOTAL ENTERPRISE RATIOS OF EARNINGS TO FIXED CHARGES
                      (Amounts in millions, except ratios)

                                                       Nine Months
                                                             Ended
                                                      September 30                                       Year Ended December 31
                                              --------------------     --------------------------------------------------------
                                                  2004        2003         2003        2002        2001        2000        1999
==========================================    ========    ========     ========    ========    ========    ========    ========
Income from continuing operations             $  1,826    $  1,213     $  1,595    $  1,163    $  1,179    $  1,557    $    461
                                              --------    --------     --------    --------    --------    --------    --------
Add:
     Minority interest(a)                           59          49           62          77         143         185          58
     Adjusted income from equity
       investments(b)                               (5)         49           69         308          89          31          73
                                              --------    --------     --------    --------    --------    --------    --------
                                                 1,880       1,311        1,726       1,548       1,411       1,773         592
                                              --------    --------     --------    --------    --------    --------    --------
Add:
     Provision for taxes on
       income (other than foreign oil
       and gas taxes)                              708         522          682         (41)        172         871         306
     Interest and debt expense                     199         265          335         309         411         540         515
     Portion of lease rentals
       representative of the interest
       factor                                       28          22            8           6           7           6          31
                                              --------    --------     --------    --------    --------    --------    --------
                                                   935         809        1,025         274         590       1,417         852
                                              --------    --------     --------    --------    --------    --------    --------

Earnings before fixed charges                 $  2,815    $  2,120     $  2,751    $  1,822    $  2,001    $  3,190    $  1,444
                                              ========    ========     ========    ========    ========    ========    ========
Fixed charges
     Interest and debt expense
       including capitalized
       interest                               $    205    $    269     $    341    $    321    $    417    $    543    $    522
     Portion of lease rentals
       representative of the interest
       factor                                       28          22            8           6           7           6          31
                                              --------    --------     --------    --------    --------    --------    --------

     Total fixed charges                      $    233    $    291     $    349    $    327    $    424    $    549    $    553
                                              ========    ========     ========    ========    ========    ========    ========

Ratio of earnings to fixed charges               12.08        7.29         7.88        5.57        4.72        5.81        2.61
==========================================    ========    ========     ========    ========    ========    ========    ========

(a) Includes (1) minority interest in net income of majority-owned subsidiaries and partnerships having fixed charges and (2) income from less-than-50-percent-owned equity investments adjusted to reflect only dividends received.

(b) Includes proportionate share of interest and debt expense of 50-percent-owned equity investments.